Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2005, except for Note 13 of the 2004 financial statements, as to which the date is May 13, 2005, relating to the consolidated financial statements of Signalife, Inc. (formerly Recom Managed Systems, Inc.), which appears in Signalife Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

October 9, 2006